                                   EXHIBIT 11


              TRANSITIONAL HOSPITALS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                             Three Months Ended
                                              February 28\29
                                                1997       1996
                                              ------------------
                                        (000s, except per share data)


Weighted average
 common shares*                               40,697     43,702
                                            ========   ========


Net Earnings                                $  4,701   $  3,723
                                            ========   ========


Earnings per share                          $    .12   $    .09
                                            ========   ========



* Dilutive common stock equivalents are less than 3% of weighted average common shares outstanding.

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